UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2008

optionsXpress Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-630-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 18, 2008, the Board of Directors approved employment agreements for David Fisher, Chief Executive Officer ("Fisher Agreement") and Adam DeWitt, Chief Financial Officer ("DeWitt Agreement").

The terms of the Fisher Agreement include: 1) an annual salary of $500,000, 2) an annual bonus to be determined at the discretion of the Board of Directors, currently with a target of 100% of annual salary and 3) certain compensation in the event of a termination without cause or resignation for good reason as defined in the Fisher Agreement.

The terms of the DeWitt Agreement include: 1) an annual salary of $260,000, 2) an annual bonus to be determined at the discretion of the Board of Directors, currently with a target of 75% of annual salary and 3) certain compensation in the event of a termination without cause or resignation for good reason as defined in the DeWitt Agreement.

The compensation and benefits that Messrs. Fisher and DeWitt will receive in the event of a termination without cause or resignation for good reason are described in more detail under "Executive Compensation - Potential Payments Upon Termination or Change in Control" in the optionsXpress Holdings, Inc. Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 18, 2008.

The Fisher Agreement is filed as Exhibit 10.1 and incorporated by reference herein.

The DeWitt Agreement is filed as Exhibit 10.2 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

optionsXpress Holdings, Inc.

April 22, 2008	By:	/s/ Adam DeWitt

Name: Adam DeWitt
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement with David Fisher dated April 18, 2008
10.2	Employment Agreement with Adam DeWitt dated April 18, 2008